Exhibit 10.14

PURCHASE AGREEMENT

This Purchase Agreement (as it may be amended or otherwise modified from time to time in accordance with the terms hereof, this "Purchase Agreement"), dated as of January 31, 2006, is made by and between Heritage Bank of Commerce, having an address at 150 Almaden Boulevard, San Jose, California 95113 (the "Seller"), and County Bank, having an address at 550 W. Main Street, P.O. Box 351, Merced, California 95113 ("Purchaser").

W I T N E S S E T H:

WHEREAS, Purchaser desires to purchase and Seller desires to sell those certain loans (collectively, the "Loans") listed on Exhibit A annexed hereto and other loan documents evidencing and securing the Loans (such loan documents being collectively referred to as the "Loan Documents");

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1. Purchase of the Loans. For valuable consideration, the sufficiency of which is hereby acknowledged, Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the Loans and the Loan Documents, subject to and in accordance with the terms and provisions of this Purchase Agreement.

2. Closing Requirements.

        (a) The consummation of the purchase and sale of the Loans shall take place at 5:01 p.m. on January 31, 2006 (the "Closing"), at the offices of Heritage Bank of Commerce, 150 Almaden Blvd, San Jose, California 95113; provided however, if the purchase and sale of the Loans are not consummated by January 31, 2006, then Seller shall permit further due diligence of the Loans by Purchaser.

        (b) Purchaser shall pay to Seller an amount equal to the outstanding principal amount, also referred to as the “active balance” within Distinctive Solutions and such amounts within Seller’s ITI systems, of all the Loans as of the Closing, plus accrued interest, fees and expenses (Exhibit D) thereon (except the Purchase Price attributable to the Loan(s) to *** shall be the net principal balance after all prior charge offs, which as of the date hereof, equals *** as of January 31, 2006]) less any unearned loan fees to be paid to Seller by wire transfer of immediately available federal funds as Seller shall direct. Seller is to be reimbursed for any reasonable costs after the Closing directly relating to the Loans; provided however, such costs shall not include any costs resulting from any breach of this Purchase Agreement by Seller or any costs which are Seller’s responsibility under this Purchase Agreement.

        (c) At Closing, and as a condition of Seller's obligations under this Purchase Agreement, any payments in respect of interest or other sums periodically due on the Loans which are paid or payable for the month in which the Closing occurs will be prorated as of the Closing.

        (d) At Closing, all escrows, if any, then held by Seller and any account records reflecting amounts actually held in escrow by Seller at Closing, if any, for taxes, governmental assessments and insurance premiums, water, sewer and municipal charges, deposits, transferable security deposits, replacement reserves or other escrowed funds relating to the Loans shall be paid over to Purchaser.

        (e) At or prior to Closing, Seller shall at its sole cost and expense prepare and mail to the insurer for the Loans, a notice of assignment and a request for an endorsement of each policy of insurance deleting Seller and naming Purchaser and its successors and/or assigns as the loss payee and additional insured named therein in a form satisfactory to Purchaser.

        (f) At Closing, with respect to each Loan, Seller shall:

            (i) deliver the original note for such Loan, endorsed without recourse by allonge in blank in substantially the form of Exhibit B annexed hereto, which allonge shall be firmly affixed to the note;

            (ii) deliver the original mortgage (or a true and complete photocopy thereof) related to such Loan and an executed assignment of such mortgage and the other recorded Loan Documents in blank in substantially the form of Exhibit C annexed hereto, with such modifications as shall be customary and appropriate under local laws for recording in the land records in the jurisdiction in which the related mortgaged property is located (the "Assignment");

       (iii) authorize assignments of UCC financing statements, if any, pertaining to the Loans;

            (iv) with respect to any depository accounts, certificates of deposit and investment accounts which are a part of the collateral for any of the Loans, notify any depository bank or financial institution at which such depository accounts, certificates of deposit and investment accounts are located, that Seller’s rights therein have been assigned to Purchaser and request acknowledgement of same to Purchaser and to request the delivery of any lockbox control agreements, securities account control agreements, operating account control agreements and deposit account control agreements (or an assignment or amendment thereto) with respect to any operating or deposit account control agreement, in form and substance reasonably satisfactory to Purchaser necessary to evidence Purchaser’s control of such accounts and arrange for the orderly transfer of any accounts that are held at Seller to Purchaser;

            (v) deliver to Purchaser an original counterpart of each other Loan Document (including without limitation, any possessory collateral such as stock certificates, notes, instruments and/or title certificates for any motor vehicles (and/or cause such title certificates to be re-issued to evidence Purchaser’s security interest therein) or, in the event that Seller is unable to locate an original counterpart of any such Loan Document, a true and complete photocopy thereof; and

         (vi) deliver to Purchaser copies of all records concerning the Loans.

  (g) At Closing, Purchaser shall:

        (i) issue a back-up letter of credit for the benefit of Seller to each existing letter of credit issued by Seller for the benefit of any borrower or any other person or entity on account of or related to any obligation or liability arising under the Loan Documents; and

        (ii) immediately notify all account debtors, or cause account debtors to be notified, of the transfer of the Loans hereunder and to cause remittance checks to be made payable to Purchaser.

3. Representations and Warranties and Covenants.

         (a) Seller covenants, represents and warrants to Purchaser as follows:

    (i) Seller is a banking corporation duly organized and validly existing in good standing and has all requisite power and authority to own its assets and carry on its business as and where now being conducted. Seller has full power and authority, and has taken all action necessary, to execute and deliver this Purchase Agreement and any and all other documents required or permitted to be executed or delivered by Seller in connection with this Purchase Agreement and to fulfill Seller's obligations under, and to consummate the transactions contemplated by, this Purchase Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

    (ii) this Purchase Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally);

    (iii) neither the execution, delivery and performance of this Purchase Agreement nor the consummation of the transactions contemplated hereby (1) is prohibited by, or requires Seller to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Seller or (2) violates, conflicts with, results in a breach of, constitutes a default under, is prohibited by, or requires any additional approval under any instrument or agreement to which Seller is a party or by which it is bound or which affects the Loans and the mortgaged property;

    (iv) at any time, and from time to time hereafter, upon the reasonable request of Purchaser, and without payment of further consideration to Seller, Seller, its officers, employees, affiliates and assignees each will (1) provide the assistance of its knowledgeable personnel to respond to inquiries from Purchaser, and (2) do, execute, acknowledge, endorse, permit Purchaser to endorse on Seller’s behalf, permit Purchaser to open any mail addressed to Seller in connection with the Loans, negotiate items and deliver, and cause to be done, executed, acknowledged, endorsed, permitted, negotiated and delivered, all such further acts, deeds, assignments (including without limitation, any notarized letters from Seller and/or on Seller’s letterhead notifying any customers, borrower, guarantors and account debtors thereof under the Loans of the sale of such Loans from Seller to Purchaser), remittance advise information, transfers, conveyances, powers of attorney and assurances as may be required in order to better assign, service, transfer, grant, convey, assure and confirm to Purchaser, or to collect and reduce to possession, the Loans and the collateral as provided for herein;

    (v) from and after the Closing , Seller shall promptly forward (but no later than one business day after receipt thereof) to Purchaser any and all payments received by Seller from borrower or any other person or entity on account of or related to any obligation or liability arising under the Loan Documents;

    (vi) from and after the Closing, Seller shall promptly forward to Purchaser (at the address specified herein for notices) originals of any and all bills, invoices, insurance binders, policies or certificates, documents and other correspondence it receives relating to the Loans, the mortgaged property or the Loan Documents;

             (vii) to the best knowledge of Seller, there is no litigation or action at law or in equity pending, with the exception of *** which is in bankruptcy, or threatened against it and no proceeding of any kind is pending or threatened by any federal, state or local governmental or administrative body which will or might materially affect the Loans and the mortgaged property or Seller’s ability to consummate the transactions contemplated hereby

     (viii) except for ***, Seller has not received any notice of, and Seller does not have actual knowledge of any default or condition, which upon the giving of notice, the passage of time, or both would constitute such a default, on the part of Seller or borrower under any of the Loan Documents;

      (ix) at any time, and from time to time hereafter, Seller will, in connection with the Loans,

(A) Upon receipt of written approval from Distinctive Solutions that they have approved such, upload all necessary information (both SQL and CCM software) relating to the active Loans to Distinctive Solutions and allow for the transfer of Seller’s rights to any Distinctive Solutions software to Purchaser;

(B) provide Purchaser and its representatives access to the personnel, advisors, customers, previous audits, invoices, historical collateral data (ie; agings, collateral, UCC search reports, business credit reports, analysis, appraisals, borrower/guarantor financial statements), properties, books and records (including without limitation, loan files, tax notices, legal notices, account debtor correspondence, copies of all ancillary documents and correspondence, as well as servicing records (in hard and soft/down-loadable formats, electronic information in a format suitable for download onto Purchaser’s systems, including without limitation, any and all assistance necessary to download information relating to the Loans which are contained within the Distinctive Solutions system);

                (C) cooperate with Purchaser to transition or cause (1) any phone or 800 number and have such phone or 800 number provider to forward any calls relating to the Loans to a number designated by Purchaser, (2) the United States Postal Service to assign the secured dedicated post office box (1089 San Jose, California) located at the US Post Office, 200 South 3rd Street, San Jose, California 95112 (the “Dedicated PO Box”) for Purchaser’s benefit (upon the assignment of the Dedicated PO Box to Purchaser, within 1 business of receipt, Purchaser shall deliver to Seller any mail not related to the Loans), (3) the existing courier service, Gold Rush Express, to pick up and deliver contents of the Dedicated PO Box to Purchaser’s ABL Group, and (4) Trans Box Courier Services to delivery client packages relating to the Loans, to Purchaser’s new ABL location; and

                (D) transfer the following to Purchaser: electronic HCG back up data files (but excluding any email archives), contents of three 4 Lateral Drawer fireproof filing cabinets, six 4 Lateral Drawer filing cabinets and 3 Three Lateral Drawer filing cabinets, and copies of payroll tax files of any borrower or guarantor under the Loans;

           (x) Seller agrees not to solicit any banking services business (including without limitation, loan and deposit services) from the borrowers, guarantors any obligation or liability arising under the Loans from the date hereof until 12 months after the date of this Purchase Agreement;

                (xi) as to each Loan, the following representations and warranties are true and correct in all material respects as of the date hereof, subject to the limitations set forth in subsection (C) below;

                       (A) Exhibit F annexed hereto accurately sets forth, as of January 26, 2006, the outstanding principal balance of such Loan, accrued interest, the maturity date, the date through which interest has been paid, and the maximum amount of any commitment to advance funds after the Closing.

(B) Seller is the sole owner of each Loan and has full right to sell and assign each Loan anticipated to be sold by it hereunder without the consent of any third party, except such consent as has been obtained or will be obtained and the Loans are free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loans.

(C) All documents delivered by Seller with respect to the Loans are true, complete and correct originals or copies thereof, and all information supplied by Seller concerning the Loans is materially correct, except that Seller makes no representation as to accuracy of information supplied by any borrower or guarantor under the Loan Documents.

                (D) Except by written instrument or other written documentation delivered to Purchaser prior to the execution of this Purchase Agreement, neither Seller nor any prior holder of the Loan has modified any related note or mortgage securing a note or satisfied or canceled such note or mortgage in whole or in part.

(E) Based upon the lender's title insurance policy or other evidence of title received by Seller with respect to a Loan, any mortgage or deed of trust assigned by Seller is a valid and enforceable first lien on the fee interest in the real property encumbered thereby subject to the exceptions listed in such policy.

(F) The note relating to each Loan sold by Seller pursuant hereto and the related mortgage are the legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(G) Except as otherwise set forth on Exhibit E, there has been issued in connection with each mortgage relating to a Loan sold by a Seller pursuant hereto, (i) a valid and enforceable ALTA policy of title insurance (or any amendment or supplement thereto or other form of title insurance policy affording equivalent coverage and customarily accepted by institutional lenders in the jurisdiction in which the mortgaged property relating to a Loan sold by Seller pursuant hereto is located) (each a "Title Insurance Policy") by a title insurer in an amount equal to the lesser of (A) the principal amount of such Loan to the extent advanced and (B) the approximate fair market value of such mortgaged property as of the date of recording of the subject mortgage, subject to the conditions and limitations set forth in such Title Insurance Policy, or (ii) a title opinion from an attorney licensed to practice in such jurisdiction, or (iii) a title report or specimen policy from a title insurer or such other form of title assurance as was customarily employed in the relevant jurisdiction (including blanket insurance coverage). If a title insurance policy was issued, such Title Insurance Policy is presently in full force and effect and all premiums with respect thereto that are due and payable have been paid in full. In addition, as of the Closing each such Title Insurance Policy insures such Seller that each of the mortgages relating to a Loan sold by the Seller pursuant hereto is a valid lien on the property therein described with the lien priority disclosed on such policy.

(b) Purchaser hereby represents and warrants to Seller as follows:

(i) Purchaser has full power and authority, and has taken all action necessary, to execute and deliver this Purchase Agreement and any and all other documents required or permitted to be executed or delivered by Purchaser in connection with this Purchase Agreement and to fulfill Purchaser's obligations under, and to consummate the transactions contemplated by, this Purchase Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

(ii) this Purchase Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally); and

(iii) neither the execution, delivery and performance of this Purchase Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Purchaser to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Purchaser.

4. Brokers. Each party represents to the other that this Purchase Agreement was not brought about by a broker. Purchaser shall indemnify, defend and hold harmless Seller against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have acted on behalf of or to have dealt with Purchaser in connection with the transactions contemplated by this Purchase Agreement. Seller shall indemnify, defend and hold harmless Purchaser against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have acted on behalf of or to have dealt with Seller in connection with the transactions contemplated by this Purchase Agreement. The provisions of this Section 4 shall survive the Closing.

5. Remedies for Breach.

(a) Breach.

(i) If for any reason Seller or Purchaser materially breaches any representation, warranty or agreement under this Purchase Agreement, then either party shall be entitled to terminate this Purchase Agreement upon notice to the other party, and upon such termination, neither party shall thereafter have any further obligations under this Purchase Agreement. In addition, Seller and Purchaser shall be entitled to indemnification as provided in section 14 hereof

          (ii) If for any reason Seller or Purchaser materially breaches any representation, warranty, covenant or agreement under this Purchase Agreement, then, either party to this Purchase Agreement may avail itself of any legal or equitable rights (including, without limitation, the right of specific performance and/or money damages) which either party may have at law or in equity or under this Purchase Agreement.

(b) Survival of Representations and Warranties. Seller's and Purchaser’s representations, warranties, covenants and agreements contained herein of this Purchase Agreement shall survive the Closing for a period (the "Survival Period") ending on the date that is 12 months following the Closing.

6. Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

7. Notices. All communications among the parties or notices in connection with this Purchase Agreement shall be in writing, hand-delivered or sent postage or shipping prepaid by certified mail, return receipt requested, or by reputable overnight courier, addressed to each party as follows:

To Seller:   Heritage Bank of Commerce
Attention: Mr. Ray Parker, Executive Vice President
150 Almaden Boulevard
San Jose, CA 95113

and

To Purchaser:  County Bank
Attn: Ed Rocha, President and COO
550 W. Main Street
P.O. Box 351
Merced, California 95341

All such communications and notices shall be effective upon receipt.

8. Time. Time is of the essence for all provisions of this Purchase Agreement.

9. Interpretation. The headings of the various sections of this Purchase Agreement are for convenience of reference only and shall not affect the meaning or construction of any provisions hereof.

10. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

11. Successors and Assigns. This Purchase Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

12. Costs and Expenses. Except as otherwise set forth herein, each party shall be solely responsible for their own costs and expenses (including legal expenses) incurred with respect to this Purchase Agreement and the transactions contemplated hereby.

13. Entire Agreement. This Purchase Agreement (together with the Exhibits annexed hereto) sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

14. Indemnification; Hold Harmless.

            (a) Seller and Purchaser hereby agree to indemnify, defend and hold each other harmless from and against any and all claims, causes of action, loss, cost or damage, or any nature including, without limitation, reasonable attorneys’ fees and expenses (i) arising out of any act, error or omission, or alleged act, error or omission, of Seller or Purchaser or any employee, agent or representative authorized to act and acting, or failing to act, on Seller’s or Purchaser’s behalf with respect to the Loans or the collateral or any Loan Document occurring prior to the Closing; (ii) arising out of Seller’s or Purchaser’s willful failure to perform any of its obligations hereunder; or (iii) arising out of any falsity, incorrectness or incompleteness in any material respect of any representation or warranty made by Seller or Purchaser herein or otherwise in connection with this transaction.

15. Conflicts. If and to the extent there exists any conflict between the terms of the Exhibits and the terms of this Purchase Agreement, the terms of this Purchase Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have duly executed this Purchase Agreement as of the date first above written.

SELLER:

HERITAGE BANK OF COMMERCE

By:____________________________
Name:
Title:

                                PURCHASER:

COUNTY BANK

________________________________

By:______________________________
Name:
Title: